EXIGENT INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     This Exigent International, Inc. Employee Stock Purchase Plan (the "Plan") is adopted by Exigent International, Inc. (the "Company") as of the _____ day of _________, 1999.

         1. Introduction. The Plan is intended to provide employees of the Company and Participating Subsidiaries an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock, $.01 par value ("Common Shares") of the Company with accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

            "Administrator" means the Chief Executive Officer of the Company, or such other person(s) to whom the CEO has delegated the responsibility of administering the Plan.

            "Base Pay" means regular straight time earnings, overtime pay, commissions, and any other incentive pay.

            "Beneficiary(ies)" means the person(s) designated by the Participant to the Administrator to be the beneficiary of the Participant's Stock Purchase Account in the event the Participant dies with a balance remaining. If a Participant fails to make any such designation, the Participant's Beneficiary shall be the Participant's estate.

            "Board" means the Board of Directors of the Company.

            "Employee" means any person who is customarily employed on a full-time basis by the Company or a participating subsidiary and is regularly scheduled to work more than 35 hours per week.

            "Enrollment   Period"  means  the  one  (1)  calendar  month  period
preceding an Offering Period during which Employees may elect to participate in the Plan.

            "Offering" means the opportunity to purchase Common Shares with accumulated payroll deductions during any Offering Period.

            "Offering Commencement Date" means January 1, April 1, July 1, and October 1 of each calendar year.

            "Offering Period" means each consecutive three (3) month period during which Employees have the opportunity to purchase Common Shares with accumulated payroll deductions commencing on the Offering Commencement Date and ending on the Offering Termination Date.

            "Offering Termination Date" means March 31, June 30, September 30, and December 31 of each calendar year.

            "Participant" means an eligible Employee who has an active payroll deduction authorization form on file with the Administrator.

            "Participating Subsidiaries" means a subsidiary of the Company, as defined in Section 424 of the Code, whose Employees have been designated as being eligible to participate in the Plan.

            "Stock Purchase Account" means the account established on behalf of each Participant in accordance with Section 7 hereof.

         3. Administration. The Plan shall be administered by the Administrator. The Administrator may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determinations and take such actions in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.


         4. Eligibility. Any Employee of the Company shall be eligible to participate in Offerings under the Plan by electing participation as provided in
Section 6(a).

         5. Common Shares Subject to the Plan. The aggregate number of Common Shares of the Company which may be issued under the Plan shall not exceed 250,000 shares; subject, however, to the adjustment provided in Section 16 hereof in the event of certain changes in the Company's capital structure. The Common Shares to be issued and delivered by the Company under the Plan may be either authorized but unissued shares or treasury shares.

         6. Participation in Offering/Payroll Deductions.

            (a) An Employee of the Company may elect to participate in any Offering by completing a payroll deduction authorization form provided by the Company and filing it with the Administrator during any Enrollment Period. Each Participant electing to participate in any Offering shall authorize the Company to withhold an amount up to a maximum of 10% of Base Pay. Payroll deductions shall commence as of the next following Offering Commencement Date and shall continue through the Offering Termination Date and successive Offerings unless and until the Participant files a notice to terminate participation with the Administrator.

            (b) A Participant may discontinue participation in any Offering by giving written notice of termination to the Administrator at least five days prior to the Offering Termination Date applicable to such Offering. Such termination of participation shall be effective as of the date of receipt of such notice. No further payroll deductions shall be made, and the Participant's Stock Purchase Account shall be distributed in accordance with Section 11 hereof. The Participant may elect to participate in any succeeding Offering by filing a new payroll deduction authorization form with the Administrator in accordance with subparagraph (a) above.

            (c) A Participant may alter the amount of payroll deductions as of the next following Offering Commencement Date by completing a new payroll deduction authorization form and filing it with the Administrator during the applicable Enrollment Period. A Participant may not alter the amount of payroll deductions during any Offering.

         7. Participants' Accounts. The Company shall establish an account for each Participant in the Plan to be known as the Stock Purchase Account. A Participant's Stock Purchase Account shall be credited with the payroll deductions elected to be withheld by the Participant, without interest. As of each Offering Termination Date, the Participant's Stock Purchase Account shall be debited to reflect the purchase of Common Shares upon the terms and conditions described herein.

         8. Purchase of Common Shares.

            (a) Unless a Participant gives written notice to the Company to terminate participation in the Plan as provided in Section 6(b) hereof at least five days prior to an Offering Termination Date, the Participant shall be deemed to have exercised on the Offering Termination Date an option to purchase the number of full Common Shares which the balance in the Participant's Stock Purchase Account at that time will purchase at the applicable purchase price as described in Section 9 hereof. Any excess in the Participant's Stock Purchase Account at that time will remain in the Participant's Stock Purchase Account and be available for purchases of Common Shares in future Offerings. Fractional shares will not be issued under the Plan.

            (b) As promptly as practicable after the Offering Termination Date of each Offering, the Company will cause the Common Shares purchased on behalf of each Participant to be registered in the name of such Participant, or if the Participant so directs by written notice to the Administrator prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. A Participant shall have all of the rights and privileges of a shareholder with respect to all Common Shares registered in the Participant's name, subject, however, to the restrictions described in subparagraph (c) below.

            (c) Notwithstanding any provision herein to the contrary and except as approved by the Administrator, no Participant may sell, assign, transfer, pledge or otherwise dispose of such Common Shares prior to the expiration of two years from the Offering Termination Date upon which such Common Shares were purchased.

            (d) No certificates for Common Shares shall be delivered to a Participant until the expiration of the restrictions described in subparagraph
(c) above. Upon written request of the Participant at any time after the expiration of such restrictions, the Company shall deliver to the Participant stock certificates representing the Common Shares registered in his or her name.

         9. Purchase Price. The purchase price of Common Shares purchased under the Plan shall be equal to the lesser of (i) 85% of the closing price of the Common Shares on the Offering Termination Date or the nearest prior business day on which trading occurred on the Nasdaq SmallCap Market or any other exchange upon which the Common Shares may be, or (ii) 85% of the closing price of the Common Shares on the Offering Commencement Date or the nearest prior business day on which trading occurred on the Nasdaq SmallCap Market or any other exchange upon which the Common Shares may be.

         10. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to purchase Common Shares under the Plan:

            (a) if, immediately after such purchase, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company; or

            (b) which permits the Participant's rights to purchase stock under all employee stock purchase plans of the Company which qualify for treatment under Section 423 of the Code to exceed $25,000 in fair market value of Common Shares (determined at the time such option is granted) for each calendar year in which options to purchase Common Shares are outstanding.

         11. Voluntary Withdrawal from Plan. Upon the election by a Participant to terminate participation in any Offering as provided in Section 6(b) hereof, the Participant's Stock Purchase Account will be paid to him as soon as administratively practicable, without interest. A Participant's withdrawal of his or her Stock Purchase Account during any Offering will not have any effect upon the Participant's eligibility to participate in any succeeding Offering.

         12. Termination of Employment.

            (a) Upon termination of the Participant's employment for any reason other than death, the Participant's participation in the Plan shall immediately cease, and his Stock Purchase Account shall be returned to him, without interest, as soon as administratively practicable.

            (b) Upon termination of the Participant's employment by reason of death, the Participant's Beneficiaries shall have the right to elect, by written notice given to the Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

               (i) to withdraw the Participant's Stock Purchase Account, without interest, or

               (ii) to exercise the Participant's option on the Offering Termination Date next following the date of the Participant's death to purchase the number of full Common Shares which the balance in the Participant's Stock Purchase Account at the date of the Participant's death will purchase at the applicable purchase price, and any excess in such Stock Purchase Account will be returned to such Beneficiaries without interest.

                  In the event that no such written notice of election shall be duly received by the office of the Administrator, the Beneficiary shall automatically be deemed to have elected, pursuant to subparagraph (b) above, to exercise the Participant's option to purchase Common Shares.

          (c) Upon termination of employment for any reason, including death, the Company shall deliver to the Participant all certificates for Common Shares registered in the name of such Participant pursuant to this Plan. Certificates for Common Shares which were purchased less than two years prior to such termination of employment shall bear the appropriate legend reflecting that such Common Shares are subject to the restrictions contained in Section 8(c) hereof.

         13. Compliance with Securities Laws. Common Shares issued by the Company under the Plan shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. With respect thereof, the Administrator may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

         14. Transferability. Neither payroll deductions credited to a Participant's Stock Purchase Account nor any rights with regard to the purchase of Common Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11 hereof.

         15. Use of Funds. All payroll deductions received or held by the Company under this Plan may be commingled with the general funds of the Company, and the Company shall not be obligated to segregate such payroll deductions.

         16.  Readjustment of Stock or Recapitalization.

              (a) Upon any recapitalization or readjustment of the Company's capital stock whereby the character of the present Common Shares shall be changed, the Board may make such adjustments as it may deem appropriate so that the stock to be purchased under the Plan shall be the equivalent of the present Common Shares after such readjustment or recapitalization. In the event of a subdivision or combination of the Common Shares, the number of shares that may be purchased under the Plan and the purchase price shall be proportionately adjusted. In the case of reclassification or other change in the Common Shares, the Board of Directors shall take such action as it deems appropriate.

              (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations, regardless of whether or not the Company is the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, unless the Board determines otherwise, the Plan shall be terminated and Stock Purchase Accounts shall be distributed to Participants, without interest, as soon as administratively practicable.

         17. Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan for any reason, including a change in control as provided in Section 16(b) hereof; provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 16 hereof); or (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant with respect to Common Shares already purchased under the Plan.

         18. No Effect on Employment Status. The Plan does not, directly or indirectly, create any right for the benefit of any Employee to purchase Common Shares under the Plan, or create in any Employee any right with respect to continuation of employment by the Company. The Plan shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

         19. Company Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable Securities
Acts) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of Common Shares under the terms of the Plan, so long as the Company acts in good faith.

         20. Tax Withholding. Any purchase of Common Shares hereunder shall provide as determined by the Administrator for appropriate arrangements for the satisfaction by the Company and the Participant of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the purchase of Common Shares or the later disposition of the Common Shares thereby acquired and all such additional taxes or amounts as determined by the Administrator in its discretion, including, without limitation, the right of the Company to receive transfers of Common Shares or other property from the Participant or to deduct or withhold in the form of Common Shares from any transfer to a Participant, in such amount or amounts deemed required or appropriate by the Administrator in its sole and absolute discretion.

         21. Implied Consent. Every Participant, by his or her participation in the Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

         22. Effective Date. The Plan shall become effective as of ____________, 1999, subject to approval by the holders of the majority of the Common Shares present and represented at a special or annual meeting of the shareholders held on or before ____________, 2000. If the Plan is not so approved, the Plan shall not become effective. The Plan shall terminate on ____________, 2009 unless earlier terminated by the Board as provided in Section 17 hereof.

         23.  Delaware  Law  to  Govern.   This  Plan  shall  be  construed  and
administered in accordance with and governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Exigent International, Inc. Employee Stock Purchase Plan to be executed by its duly authorized officer this ____ day of _________, 1999.

                                          EXIGENT INTERNATIONAL, INC.



                                          By:___________________________________

                                             Title:_____________________________